                                                                   EXHIBIT 10.32




                                 TRUST AGREEMENT

                                     BETWEEN

                             -----------------------

                            SYBASE, INC. 401(K) PLAN

                                       AND

                        FIDELITY MANAGEMENT TRUST COMPANY

                             -----------------------

                            SYBASE, INC. 401(K) PLAN
                                      TRUST





                             DATED AS OF MAY 1, 2000

                                TABLE OF CONTENTS


SECTION                                                                                           PAGE
-------                                                                                           ----
1     TRUST.....................................................................................    2

2     EXCLUSIVE BENEFIT AND REVERSION OF SPONSOR CONTRIBUTIONS..................................    2

3     DISBURSEMENTS.............................................................................    2
      (a)   Administrator-Directed Disbursements
      (b)   Participant Withdrawal Requests
      (c)   Limitations

4     INVESTMENT OF TRUST ......................................................................    3
      (a)   Selection of Investment Options
      (b)   Available Investment Options
      (c)   Participant Direction
      (d)   Mutual Funds
      (e)   Participant Loans
      (f)   Reliance of Trustee on Directions
      (g)   Trustee Powers

5     RECORDKEEPING AND ADMINISTRATIVE SERVICES TO BE PERFORMED.................................    7
      (a)   General
      (b)   Accounts
      (c)   Inspection and Audit
      (d)   Effect of Plan Amendment
      (e)   Returns, Reports and Information

6     COMPENSATION AND EXPENSES.................................................................    9

7     DIRECTIONS AND INDEMNIFICATION ...........................................................    9
      (a)   Identity of Administrator and Named Fiduciary
      (b)   Directions from Administrator
      (c)   Directions from Named Fiduciary
      (d)   Co-Fiduciary Liability
      (e)   Indemnification
      (f)   Survival


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                                TABLE OF CONTENTS
                                   (CONTINUED)


SECTION                                                                                            PAGE
-------                                                                                            ----
8     RESIGNATION OR REMOVAL OF TRUSTEE ........................................................    11
      (a)   Resignation
      (b)   Removal

9     SUCCESSOR TRUSTEE ........................................................................    11
      (a)   Appointment
      (b)   Acceptance
      (c)   Corporate Action

10    TERMINATION ..............................................................................    12

11    RESIGNATION, REMOVAL, AND TERMINATION NOTICES ............................................    12

12    DURATION..................................................................................    12

13    AMENDMENT OR MODIFICATION ................................................................    12

14    ELECTRONIC SERVICES ......................................................................    12

15    GENERAL...................................................................................    14
      (a)   Performance by Trustee, its Agents or Affiliates
      (b)   Entire Agreement
      (c)   Waiver
      (d)   Successors and Assigns
      (e)   Partial Invalidity
      (f)   Section Headings
      (g)   Force Majeure

16    GOVERNING LAW ............................................................................    15
      (a)   Massachusetts Law Controls
      (b)   Trust Agreement Controls

SCHEDULES

      "A"      Recordkeeping Services
      "A-l"    Signature Ready 5500
      "B"      Fee Schedule
      "C "     Investment Options
      "D"      Administrator's Authorization Letter
      "E"      Named Fiduciary's Authorization Letter
      "F"      IRS Determination Letter or Opinion of Counsel
      "G"      Exchange Guidelines
      "H"      Operational Guidelines for Non-Fidelity Mutual Funds
      "I"      Performance Standards


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       TRUST AGREEMENT, dated as of the first day of May, 2000, between SYBASE,
INC. a California corporation, having an office at 6475 Christie Avenue, Emeryville, California 94608 (the "Sponsor"), and FIDELITY MANAGEMENT TRUST COMPANY, a Massachusetts trust company, having an office at 82 Devonshire Street, Boston, Massachusetts 02109 (the "Trustee").

                                   WITNESSETH:

       WHEREAS, the Sponsor is the sponsor of the Sybase, Inc. 401(k) Plan (the "Plan"); and

       WHEREAS, the Sponsor wishes to establish a trust to hold and invest Plan assets under the Plan for the exclusive benefit of participants in the Plan and their beneficiaries; and

       WHEREAS, the Administrative Committee is the named fiduciary (the "Named Fiduciary") of the Plan (within the meaning of section 402(a) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and is the administrator (the "Administrator") of the Plan (within the meaning of section 3(16)(A) of ERISA); and

       WHEREAS, the Trustee is willing to hold and invest the aforesaid Plan assets in trust among several investment options selected by the Named Fiduciary; and

       WHEREAS, the Sponsor wishes to have the Trustee perform certain ministerial recordkeeping and administrative functions under the Plan; and

       WHEREAS, the Trustee is willing to perform recordkeeping and administrative services for the Plan if the services are ministerial in nature and are provided within a framework of plan provisions, guidelines and interpretations conveyed in writing to the Trustee by the Administrator.

       NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth below, the Sponsor and the Trustee agree as follows:


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SECTION 1. TRUST. The Sponsor hereby establishes the Sybase, Inc. 401(k) Plan
Trust (the "Trust") with the Trustee. The Trust shall consist of an initial contribution of money or other property acceptable to the Trustee in its sole discretion, made by the Sponsor or transferred from a previous trustee under the Plan, such additional sums of money as shall from time to time be delivered to the Trustee under the Plan, all investments made therewith and proceeds thereof, and all earnings and profits thereon, less the payments that are made by the Trustee as provided herein. The Trustee hereby accepts the Trust on the terms and conditions set forth in this Agreement. In accepting this Trust, the Trustee shall be accountable for the assets received by it, subject to the terms and conditions of this Agreement.

SECTION 2. EXCLUSIVE BENEFIT AND REVERSION OF SPONSOR CONTRIBUTIONS. Except as provided under applicable law, no part of the Trust may be used for, or diverted to, purposes other than the exclusive benefit of the participants in the Plan or their beneficiaries or the reasonable expenses of Plan administration.

SECTION 3. DISBURSEMENTS.

       (a) Administrator-Directed Disbursements. The Trustee shall make disbursements in the amounts and in the manner that the Administrator directs from time to time in writing. The Trustee shall have no responsibility to ascertain such direction's compliance with the terms of the Plan (except to the extent the terms of the plan have been communicated to the Trustee in writing) or of any applicable law or the direction's effect for tax purposes or otherwise; nor shall the Trustee have any responsibility to see to the application of any disbursement.

       (b) Participant Withdrawal Requests. The Administrator hereby directs that, a participant withdrawal request (in-service or full withdrawal) may be made by the participant by telephone, or such other electronic means as may be agreed to from time to time by the Sponsor and Trustee, and the Trustee shall process such request only after the identity of the participant is verified by use of a personal identification number ("PIN") and social security number. When spousal consent is required, the Trustee shall forward the documentation to the participant and shall process such withdrawal upon receipt and acceptance of spousal consent. In all cases, the Trustee shall process such withdrawal in accordance with the written guidelines provided by the Administrator and documented in the Plan Administrative Manual. In the case of a hardship withdrawal request, the Trustee shall forward the withdrawal document to the participant for


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execution and submission for approval to the Administrator. The Administrator shall have the responsibility for approving the withdrawal and instructing the Trustee to send the proceeds to the Administrator or to the participant if so directed by the Administrator.

       (c) Limitations. The Trustee shall not be required to make any disbursement in excess of the net realizable value of the assets of the Trust at the time of the disbursement. The Trustee shall make cash disbursements in accordance with the applicable source and fund withdrawal hierarchy as documented in the Plan Administrative Manual, unless the Administrator has provided a written direction to the contrary.

SECTION 4. INVESTMENT OF TRUST.

       (a) Selection of Investment Options. The Trustee shall have no responsibility for the selection of investment options under the Trust and shall not render investment advice to any person in connection with the selection of such options.

       (b) Available Investment Options. The Named Fiduciary shall direct the Trustee as to the investment options in which the Trust shall be invested during the period beginning on the date of the initial transfer of assets to the Trust and ending on the date of the completion of the reconciliation of participant records ("Recordkeeping Reconciliation Period"), and the investment options which Plan participants may invest following the Recordkeeping Reconciliation Period, subject to the following limitations. The Named Fiduciary may determine to offer as investment options only: (i) securities issued by the investment companies advised by Fidelity Management & Research Company ("Fidelity Mutual Funds") and certain securities issued by investment companies not advised by Fidelity Management & Research Company ("Non-Fidelity Mutual Funds") (collectively, "Mutual Funds"), and (ii) notes evidencing loans to Plan participants in accordance with the terms of the Plan.

       The investment options initially selected by the Named Fiduciary are identified on Schedules "A" and "C" attached hereto. The Named Fiduciary may add additional investment options with the consent of the Trustee and upon mutual amendment of this Trust Agreement and the Schedules thereto to reflect such additions.


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       (c) Participant Direction. As authorized under the Plan, each Plan participant shall direct the Trustee in which investment option(s) to invest the assets in the participant's individual accounts. Such directions may be made by Plan participants by use of the telephone exchange system, the internet or in such other manner as may be agreed upon from time to time by the Sponsor and the Trustee, maintained for such purposes by the Trustee or its agent, in accordance with written Exchange Guidelines attached hereto as Schedule "G". In the event that the Trustee fails to receive a proper direction, the assets shall be invested in the investment option set forth for such purpose on Schedule "C", until the Trustee receives a proper direction.

       (d) Mutual Funds. The Named Fiduciary hereby acknowledges that it has received from the Trustee a copy of the prospectus for each Fidelity Mutual Fund selected by the Named Fiduciary as a Plan investment option or short-term investment fund. All transactions involving Non-Fidelity Mutual Funds shall be done in accordance with the Operational Guidelines attached hereto as Schedule "H". Trust investments in Mutual Funds shall be subject to the following limitations:

              (i) Execution of Purchases and Sales. Purchases and sales of Mutual Funds (other than for exchanges) shall be made on the date on which the Trustee receives from the Administrator in good order all information, documentation and wire transfer of funds (if applicable) necessary to accurately effect such transactions. Exchanges of Mutual Funds shall be made in accordance with the Exchange Guidelines attached hereto as Schedule "G".

              (ii) Voting. At the time of mailing of notice of each annual or special stockholders' meeting of any Mutual Fund, the Trustee shall send a copy of the notice and all proxy solicitation materials to each Plan participant who has shares of the Mutual Fund credited to the participant's accounts, together with a voting direction form for return to the Trustee or its designee. The participant shall have the right to direct the Trustee as to the manner in which the Trustee is to vote the shares credited to the participant's accounts (both vested and unvested). The Trustee shall vote the shares as directed by the participant. The Trustee shall not vote shares for which it has received no directions from the participant.

       During the Recordkeeping Reconciliation Period, the Named Fiduciary shall have the right to direct the Trustee as to the manner in which the Trustee is to vote the shares of the


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

Mutual Funds in the Trust. Following the Recordkeeping Reconciliation Period the Named Fiduciary shall continue to have the right to direct the Trustee as to the manner in which the Trustee is to vote the Mutual Fund shares held in a short-term liquidity reserve for a unitized investment option.

       With respect to all rights other than the right to vote, the Trustee shall follow the directions of the participant and if no such directions are received, the directions of the Named Fiduciary. The Trustee shall have no further duty to solicit directions from participants or the Named Fiduciary.

       (e) Participant Loans. The Administrator shall act as the Trustee's agent for participant loan notes and as such shall (i) separately account for repayments of such loans and clearly identify such assets as Plan assets and
(ii) collect and remit all principal and interest payments to the Trustee. To originate a participant loan, the Plan participant shall direct the Trustee as to the term and amount of the loan to be made from the participant's individual account. Such directions shall be made by Plan participants by use of the telephone exchange system maintained for such purpose by the Trustee or its agent. The Trustee shall determine, based on the current value of the participant's account on the date of the request and any guidelines provided by the Sponsor, the amount available for the loan. Based on the interest rate supplied by the Sponsor in accordance with the terms of the Plan, the Trustee shall advise the participant of such interest rate, as well as the installment payment amounts. When spousal consent is necessary, the Trustee shall forward the loan documentation to the participant for spousal consent. Upon receipt of any required consent, and acceptance thereof based upon guidelines provided by the Sponsor, the Trustee shall distribute the Participant loan agreement and truth-in-lending disclosure with the proceeds check to the participant. To facilitate recordkeeping, the Trustee may destroy the original of any promissory note made in connection with a loan to a participant under the Plan, provided that the Trustee first creates a duplicate by a photographic or optical scanning or other process yielding a reasonable facsimile of the promissory note and the Plan participant's signature thereon, which duplicate may be reduced or enlarged in size from the actual size of the original promissory note.


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

       (f) Reliance of Trustee on Directions.

              (i) The Trustee shall not be liable for any loss or expense, which arises from any participant's exercise or non-exercise of rights under this
Section 4 over the assets in the participant's accounts.

              (ii) The Trustee shall not be liable for any loss, or by reason of any breach, which arises from the Named Fiduciary's exercise or non-exercise of rights under this Section 4, unless it was reasonably clear on their face that the actions to be taken under the Named Fiduciary's directions were prohibited by the fiduciary duty rules of section 404(a) of ERISA or were inconsistent with the terms of the Plan as communicated in writing to the Trustee.

       (g) Trustee Powers. The Trustee shall have the following powers and authority:

              (i) Subject to paragraphs (b) and (c) of this Section 4, to sell, exchange, convey, transfer, or otherwise dispose of any property held in the Trust, by private contract or at public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or other property delivered to the Trustee or to inquire into the validity, expediency, or propriety of any such sale or other disposition.

              (ii) To cause any securities or other property held as part of the Trust to be registered in the Trustee's own name, in the name of one or more of its nominees, or in the Trustee's account with the Depository Trust Company of New York and to hold any investments in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust.

              (iii) To keep that portion of the Trust in cash or cash balances as the Named Fiduciary or Administrator may, from time to time, deem to be in the best interest of the Trust.

              (iv) To make, execute, acknowledge, and deliver any and all documents of transfer or conveyance and to carry out the powers herein granted.


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              (v) To borrow funds from a bank not affiliated with the Trustee in order to provide sufficient liquidity to process Plan transactions in a timely fashion; provided that the cost of such borrowing shall be allocated in a reasonable fashion to the investment fund(s) in need of liquidity.

              (vi) To settle, compromise, or submit to arbitration any claims, debts, or damages due to or arising from the Trust; to commence or defend suits or legal or administrative proceedings; to represent the Trust in all suits and legal and administrative hearings; and to pay all reasonable expenses arising from any such action, from the Trust if not paid by the Sponsor.

              (vii) To employ legal, accounting, clerical, and other assistance as may be required in carrying out the provisions of this Agreement and to pay their reasonable expenses and compensation from the Trust if not paid by the Sponsor.

              (viii) To invest all or any part of the assets of the Trust in investment contracts and short term investments (including interest bearing accounts with the Trustee or money market mutual funds advised by affiliates of the Trustee) and in any collective investment trust or group trust, including any collective investment trust or group trust maintained by the Trustee, which then provides for the pooling of the assets of plans described in Section 401(a) and exempt from tax under Section 501(a) of the Code, or any comparable provisions of any future legislation that amends, supplements, or supersedes those sections, provided that such collective investment trust or group trust is exempt from tax under the Code or regulations or rulings issued by the Internal Revenue Service. The provisions of the document governing such collective investment trusts or group trusts, as it may be amended from time to time, shall govern any investment therein and are hereby made a part of this Trust Agreement.

              (ix) To do all other acts, although not specifically mentioned herein, as the Trustee may deem necessary to carry out any of the foregoing powers and the purposes of the Trust.

SECTION 5.  RECORDKEEPING AND ADMINISTRATIVE SERVICES TO BE PERFORMED.

       (a) General. The Trustee shall perform those recordkeeping and administrative functions described in Schedule "A" attached hereto. These recordkeeping and administrative


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functions shall be performed within the framework of the Administrator's written directions regarding the Plan's provisions, guidelines and interpretations.

       (b) Accounts. The Trustee shall keep accurate accounts of all investments, receipts, disbursements, and other transactions hereunder, and shall report the value of the assets held in the Trust as of the last day of each fiscal quarter of the Plan and, if not on the last day of a fiscal quarter, the date on which the Trustee resigns or is removed as provided in Section 8 of this Agreement or is terminated as provided in Section 10 (the "Reporting Date"). Within thirty (30) days following each Reporting Date or within sixty
(60) days in the case of a Reporting Date caused by the resignation or removal of the Trustee, or the termination of this Agreement, the Trustee shall file with the Administrator a written account setting forth all investments, receipts, disbursements, and other transactions effected by the Trustee between the Reporting Date and the prior Reporting Date, and setting forth the value of the Trust as of the Reporting Date. Except as otherwise required under ERISA, upon the expiration of six (6) months from the date of filing such account, the Trustee shall have no liability or further accountability with respect to the propriety of its acts or transactions shown in such account, except with respect to such acts or transactions as to which a written objection shall have been filed with the Trustee within such six (6) month period.

       (c) Inspection and Audit. All records generated by the Trustee in accordance with paragraphs (a) and (b) shall be open to inspection and audit, during the Trustee's regular business hours prior to the termination of this Agreement, by the Administrator or any person designated by the Administrator. Upon the resignation or removal of the Trustee or the termination of this Agreement, the Trustee shall provide to the Administrator, at no expense to the Sponsor, in the format regularly provided to the Administrator, a statement of each participant's accounts as of the resignation, removal, or termination, and the Trustee shall provide to the Administrator or the Plan's new recordkeeper such further records as are reasonable, at the Sponsor's expense.

       (d) Effect of Plan Amendment. A confirmation of the current qualified status of the Plan is attached hereto as Schedule "F". The Trustee's provision of the recordkeeping and administrative services set forth in this Section 5 shall be conditioned on the Sponsor delivering to the Trustee a copy of any amendment to the Plan as soon as administratively feasible following the amendment's adoption, with, if requested, an IRS determination letter or an


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opinion of counsel substantially in the form of Schedule "F" covering such amendment, and on the Administrator providing the Trustee on a timely basis with all the information the Administrator deems necessary for the Trustee to perform the recordkeeping and administrative services and such other information as the Trustee may reasonably request.

       (e) Returns, Reports and Information. Except as set forth on Schedule "A," the Administrator shall be responsible for the preparation and filing of all returns, reports, and information required of the Trust or Plan by law. The Trustee shall provide the Administrator with such information as the Administrator may reasonably request to make these filings. The Administrator shall also be responsible for making any disclosures to Participants required by law, except such disclosure as may be required under federal or state truth-in-lending laws with regard to Participant loans, which shall be provided by the Trustee.

SECTION 6. COMPENSATION AND EXPENSES. Sponsor shall pay to Trustee the fees for services in accordance with Schedule "B". Fees for services are specifically outlined in Schedule "B" and are based on all of the assumptions identified therein. The Trustee shall maintain its fees for two (2) years; provided, however, in the event that the Plan characteristics referenced in the assumptions outlined in Schedule "B" change significantly by either falling below or exceeding current or projected levels, such fees shall be subject to revision. To reflect increased operating costs, Trustee may once each calendar year, but not prior to May 1, 2002, amend Schedule "B" without the Sponsor's consent upon ninety (90) days prior notice to the Sponsor.

       All reasonable expenses of plan administration as shown on Schedule "B" attached hereto, as amended from time to time, shall be a charge against and paid from the appropriate plan participants' accounts, except to the extent such amounts are paid by the Plan Sponsor in a timely manner.

       All expenses of the Trustee relating directly to the acquisition and disposition of investments constituting part of the Trust, and all taxes of any kind whatsoever that may be levied or assessed under existing or future laws upon or in respect of the Trust or the income thereof, shall be a charge against and paid from the appropriate Participants' accounts.


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SECTION 7. DIRECTIONS AND INDEMNIFICATION.

       (a) Identity of Administrator and Named Fiduciary. The Trustee shall be fully protected in relying on the fact that the Named Fiduciary and the Administrator under the Plan are the individuals or persons named as such above or such other individuals or persons as the Sponsor may notify the Trustee in writing.

       (b) Directions from Administrator. Whenever the Administrator provides a direction to the Trustee, the Trustee shall not be liable for any loss or expense arising from the direction (i) if the direction is contained in a writing (or is oral and immediately confirmed in a writing) signed by any individual whose name and signature have been submitted (and not withdrawn) in writing to the Trustee by the Administrator in the form attached hereto as Schedule "D", and (ii) if the Trustee reasonably believes the signature of the individual to be genuine, unless it is reasonably clear on the direction's face that the actions to be taken under the direction would be prohibited by the fiduciary duty rules of Section 404(a) of ERISA or would be inconsistent with the terms of this Agreement. For purposes of this Section, such direction may also be made via electronic data transfer ("EDT") or other electronic means in accordance with procedures agreed to by the Administrator and the Trustee; provided, however, that the Trustee shall be fully protected in reasonably relying on such direction as if it were a direction made in writing by the Administrator.

       (c) Directions from Named Fiduciary. Whenever the Named Fiduciary or Sponsor provides a direction to the Trustee, the Trustee shall not be liable for any loss or expense arising from the direction (i) if the direction is contained in a writing (or is oral and immediately confirmed in a writing) signed by any individual whose name and signature have been submitted (and not withdrawn) in writing to the Trustee by the Named Fiduciary in the form attached hereto as Schedule "E" and (ii) if the Trustee reasonably believes the signature of the individual to be genuine, unless it is reasonably clear on the direction's face that the actions to be taken under the direction would be prohibited by the fiduciary duty rules of Section 404(a) of ERISA or would be inconsistent with the terms of this Agreement. Such direction may also be made via EDT or other electronic means in accordance with procedures agreed to by the Named Fiduciary and the Trustee; provided, however, that the Trustee shall be fully protected in reasonably relying on such direction as if it were a direction made in writing by the Named Fiduciary.


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       (d) Co-Fiduciary Liability. In any other case, the Trustee shall not be liable for any loss or expense arising from any act or omission of another fiduciary under the Plan except as provided in section 405(a) of ERISA.

       (e) Indemnification. The Sponsor shall indemnify the Trustee against, and hold the Trustee harmless from, any and all loss, damage, penalty, liability, cost, and expense, including without limitation, reasonable attorneys' fees and disbursements, that may be incurred by, imposed upon, or asserted against the Trustee by reason of any claim, regulatory proceeding, or litigation arising from any act done or omitted to be done by any individual or person with respect to the Plan or Trust, excepting only any and all loss, etc., arising solely from the Trustee's negligence, bad faith or willful misconduct.

       The Trustee shall indemnify the Sponsor against and hold the Sponsor harmless from any and all such loss, damage, penalty, liability, cost, and expense, including without limitation, reasonable attorney's fees and disbursements, that may be incurred by, imposed upon, or asserted against the Sponsor solely as a result of a) any defects in the investment methodology embodied in the target asset allocation or model portfolio provided through Fidelity PortfolioPlanner(SM) except to the extent that any such loss, damage, penalty, liability, cost or expense arises from information provided by the participant, the Sponsor or third parties; or b) any prohibited transactions resulting from the provision by the Trustee of Fidelity PortfolioPlanner(SM).

       (f) Survival. The provisions of this Section 7 shall survive the termination of this Agreement.

SECTION 8. RESIGNATION OR REMOVAL OF TRUSTEE.

       (a) Resignation. The Trustee may resign at any time upon sixty (60) days' notice in writing to the Sponsor, unless a shorter period of notice is agreed upon by the Sponsor.

       (b) Removal. The Sponsor may remove the Trustee at any time upon sixty
(60) days' notice in writing to the Trustee, unless a shorter period of notice is agreed upon by the Trustee.


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

SECTION 9. SUCCESSOR TRUSTEE.

       (a) Appointment. If the office of Trustee becomes vacant for any reason, the Sponsor may in writing appoint a successor trustee under this Agreement. The successor trustee shall have all of the rights, powers, privileges, obligations, duties, liabilities, and immunities granted to the Trustee under this Agreement. The successor trustee and predecessor trustee shall not be liable for the acts or omissions of the other with respect to the Trust.

       (b) Acceptance. When the successor trustee accepts its appointment under this Agreement, title to and possession of the Trust assets shall immediately vest in the successor trustee without any further action on the part of the predecessor trustee. The predecessor trustee shall execute all instruments and do all acts that reasonably may be necessary or reasonably may be requested in writing by the Sponsor or the successor trustee to vest title to all Trust assets in the successor trustee or to deliver all Trust assets to the successor trustee.

       (c) Corporate Action. Any successor of the Trustee or successor trustee, through sale or transfer of the business or trust department of the Trustee or successor trustee, or through reorganization, consolidation, or merger, or any similar transaction, shall, upon consummation of the transaction, become the successor trustee under this Agreement.

SECTION 10. TERMINATION. This Agreement may be terminated at any time by the Sponsor upon sixty (60) days' notice in writing to the Trustee. On the date of the termination of this Agreement, the Trustee shall forthwith transfer and deliver to such individual or entity as the Sponsor shall designate, all cash and assets then constituting the Trust. If, by the termination date, the Sponsor has not notified the Trustee in writing as to whom the assets and cash are to be transferred and delivered, the Trustee may bring an appropriate action or proceeding for leave to deposit the assets and cash in a court of competent jurisdiction. The Trustee shall be reimbursed by the Sponsor for all costs and expenses of the action or proceeding including, without limitation, reasonable attorneys' fees and disbursements.

SECTION 11. RESIGNATION, REMOVAL, AND TERMINATION NOTICES. All notices of resignation, removal, or termination under this Agreement must be in writing and mailed to the party to which the notice is being given by certified or registered mail, return receipt requested, to the Sponsor c/o Legal Department, Sybase, Inc. 6425 Christie Avenue, Emeryville, California


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

94608, and to the Trustee c/o ERISA Group, Legal Department, Fidelity Investments, 82 Devonshire Street, Boston, Massachusetts 02109, or to such other addresses as the parties have notified each other of in the foregoing manner.

SECTION 12. DURATION. This Trust shall continue in effect without limit as to time, subject, however, to the provisions of this Agreement relating to amendment, modification, and termination thereof.

SECTION 13. AMENDMENT OR MODIFICATION. This Agreement may be amended or modified at any time and from time to time only by an instrument executed by both the Sponsor and the Trustee.

SECTION 14. ELECTRONIC SERVICES.

       (a) The Trustee may provide communications and services ("Electronic Services") and/or software products ("Electronic Products") via electronic media, including, but not limited to Fidelity Plan Sponsor WebStation. The Sponsor and its agents agree to use such Electronic Services and Electronic Products only in the course of reasonable administration of or participation in the Plan and to keep confidential and not publish, copy, broadcast, retransmit, reproduce, commercially exploit or otherwise redisseminate the Electronic Products or Electronic Services or any portion thereof without the Trustee's written consent, except, in cases where Trustee has specifically notified the Sponsor that the Electronic Products or Services are suitable for delivery to Sponsor's plan participants, for non-commercial personal use by participants or beneficiaries with respect to their participation in the plan or for their other retirement planning purposes.

       (b) The Sponsor shall be responsible for installing and maintaining all Electronic Products, (including any programming required to accomplish the installation) and for displaying any and all content associated with Electronic Services on its computer network and/or Intranet so that such content will appear exactly as it appears when delivered to Sponsor. All Electronic Products and Services shall be clearly identified as originating from the Trustee or its affiliate. The Sponsor shall promptly remove Electronic Products or Services from its computer network and/or Intranet, or replace the Electronic Products or Services with updated products or services provided by the Trustee, upon written notification (including written notification via facsimile) by the Trustee.

       (c) All Electronic Products shall be provided to the Sponsor without any express or implied legal warranties or acceptance of legal liability by the Trustee, and all Electronic Services shall be provided to the Sponsor without acceptance of legal liability related to or arising out of the electronic nature of the delivery or provision of such Services. Except as otherwise stated in this Agreement, and except with respect to data specific to Sponsor's plan participants embedded in the Products or Services, which data is the property of Sponsor and/or Sponsor's plan participants no rights are conveyed to any property, intellectual or tangible, associated with the contents of the Electronic Products or Services and related material. The Trustee hereby grants to the Sponsor a non-exclusive, non-transferable revocable right and license to use the Electronic Products and Services in accordance with the terms and conditions of this Agreement.

       (d) To the extent that any Electronic Products or Services utilize Internet services to transport data or communications, the Trustee will take, and Sponsor agrees to follow, reasonable security precautions, however, the Trustee disclaims any liability for interception of any such data or communications. The Trustee reserves the right not to accept data or communications transmitted via electronic media by the Sponsor or a third party if it determines that the media does not provide adequate data security, or if it is not administratively feasible for the Trustee to use the data security provided. The Trustee shall not be responsible for, and makes no warranties regarding access, speed or availability of Internet or network services, or any other service required for electronic communication. The Trustee shall not be responsible for any loss or damage related to or resulting from any changes or modifications to the Electronic Products or Services after delivering it to the Sponsor.

SECTION 15. GENERAL.

       (a) Performance by Trustee, its Agents or Affiliates. The Sponsor acknowledges and authorizes that the services to be provided under this Agreement shall be provided by the Trustee, its agents or affiliates, including Fidelity Investments Institutional Operations Company, Inc. or its successor, and that certain of such services may be provided pursuant to one or more other contractual agreements or relationships.

       (b) Entire Agreement. This Agreement together with the schedules attached hereto, which are hereby incorporated herein, contains all of the terms agreed upon between the parties with respect to the subject matter hereof.

       (c) Waiver. No waiver by either party of any failure or refusal to comply with an obligation hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

       (d) Successors and Assigns. The stipulations in this Agreement shall inure to the benefit of, and shall bind, the successors and assigns of the respective parties.

       (e) Partial Invalidity. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

       (f) Section Headings. The headings of the various sections and subsections of this Agreement have been inserted only for the purposes of convenience and are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.

       (g) Force Majeure. Notwithstanding anything to the contrary contained in this Agreement or in any Schedule hereto, the Sponsor and the Trustee shall be excused from performing hereunder in the event of any force majeure event including, but to limited to, natural disasters, acts of God, fire or other casualty, power outages, system failures and civil commotion. This clause shall not excuse either party from liability which results from failure to have in place reasonable disaster recovery and safeguarding plans adequate for protecting all data that the respective party is responsible for maintaining in order to provide services under this Agreement.

SECTION 16. GOVERNING LAW.

       (a) Massachusetts Law Controls. This Agreement is being made in the Commonwealth of Massachusetts, and the Trust shall be administered as a Massachusetts trust. The validity, construction, effect, and administration of this Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, except to the extent those laws are superseded under Section 514 of ERISA.

       (b) Trust Agreement Controls. The Trustee is not a party to the Plan, and in the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of this Agreement shall control.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                        SYBASE, INC.

Attest:                                 By:
        ---------------------------        -------------------------------------

                                        Name:
                                             -----------------------------------

                                        Title:
                                              ----------------------------------

                                        Date:
                                             -----------------------------------



                                        FIDELITY MANAGEMENT TRUST COMPANY

Attest:                                 By:
        ---------------------------        -------------------------------------
                Assistant Clerk
                                        Name:
                                             -----------------------------------

                                        Title:
                                              ----------------------------------

                                        Date:
                                             -----------------------------------

                                  SCHEDULE "A"

                             RECORDKEEPING SERVICES


ADMINISTRATION

* Establishment and maintenance of participant account and election percentages.

*      Maintenance of the following Plan investment options:

       -      Fidelity Retirement Money Market Portfolio
       -      Fidelity Equity-Income Fund
       -      Fidelity Fund
       -      Spartan(R) U.S. Equity Index Fund
       -      PIMCO Total Return Fund - Administrative Class
       -      PAX World Fund
       -      MFS Mass Investors Trust - Class A
       -      Undiscovered Behavioral Growth Fund - Investors Class
       -      Templeton Foreign Fund A
       -      Putnam International Growth Fund - Class A

*      Maintenance of the following money classifications:

       -      Salary Deferral Account
       -      Employer Match
       -      Rollover Account
       -      Discretionary Contribution
       -      Prior Employer Match

* The Trustee will provide the recordkeeping and administrative services set forth on this Schedule "A" or as otherwise agreed to in writing between the Sponsor and the Trustee.


A)     PARTICIPANT TELEPHONE SERVICES

       1. Participant service representatives are available each business day from 8:30 a.m. ET - 8:00 p.m. in the participant's time zone in the continental United States to provide toll-free telephone service for participant inquiries and transactions.

       2. Through the automated voice response system and on-line account access via the World Wide Web, participants also have virtually 24-hour account inquiry and transaction capabilities.

       3. For security purposes, all calls are recorded. In addition, several levels of security are available including the verification of a Personal Identification Number (PIN) and/or any other indicative data resident on the system.

       4.     The following telephone services are available:

              - Enroll new participants via telephone; provide confirmation of enrollment within five (5) calendar days of the request.
              -      Provide Plan investment option information.
              - Provide and maintain information and explanations about Plan provisions.
              -      Respond to requests for literature.
              - Allow participants to change their deferral and after-tax percentages and provide updates via EDT for the Sponsor to apply to its payrolls accordingly.
              - Maintain and process changes to participants' contribution allocations for all money sources.
              - Process exchanges between investment options on a daily basis.
              - Process in-service withdrawals due to certain circumstances previously approved by the Sponsor.
              - Process hardship withdrawals as directed and approved by the Sponsor.
              - Consult with participants on various loan scenarios and generate all documentation
              - Process loan requests according to written direction provided by the Sponsor.

B)     PLAN ACCOUNTING

       1. Process consolidated payroll contributions according to the Sponsor's payroll frequency via EDT, consolidated magnetic tape or diskette. The data format will be provided by Trustee.

       2. Maintain and update employee data necessary to support plan administration. The data will be submitted according to payroll frequency.

       3. Provide daily Plan and participant level accounting for all Plan investment options.

       4. Provide daily Plan and participant level accounting for all money classifications for the Plan.

       5.     Audit and reconcile the Plan and participant accounts daily.

       6. Reconcile and process participant withdrawal requests and distributions as approved and directed by the Sponsor. All requests are paid based on the current market values of participants' accounts, not advanced or estimated values. A distribution report will accompany each check.

       7. Track individual participant loans; process loan withdrawals; re-invest loan repayments; and prepare and deliver comprehensive reports to the Sponsor to assist in the administration of participant loans.

       8. Maintain and process changes to participants' deferral percentage and prospective and existing investment mix elections.

C)     PARTICIPANT REPORTING

       1. Mail confirmation to participants of all participant initiated transactions within three to five calendar days of the transaction.

       2. Prepare and mail via first class to each Plan participant a quarterly detailed participant statement reflecting all activity for the period. Statements will be mailed not later than twenty
              (20) calendar days after the end of each quarter in the absence of unusual circumstances.

       3. Mail required 402(f) notification for distribution from the Plan. This notice advises participants of the tax consequences of their Plan distributions.

D)     PLAN REPORTING

       1. Prepare, reconcile and deliver a monthly Trial Balance Report presenting all money classes and investments. This report is based on the market value as of the last business day of the month. The report will be delivered not later than twenty (20) calendar days after the end of each month in the absence of unusual circumstances.

       2. Prepare, reconcile and deliver a Quarterly Administrative Report presenting both on a participant and a total Plan basis all money classes, investment positions and a summary of all activity of the participant and Plan as of the last business day of the quarter. The report will be delivered not later than twenty (20) calendar days after the end of each quarter in the absence of unusual circumstances.

E)     GOVERNMENT REPORTING

       1. Process year-end tax reports for participants - 1099R, as well as preparation of Form 5500 in accordance with the procedures set forth in Schedule "A-1" attached hereto.

F)     COMMUNICATION & EDUCATION SERVICES

       1. Design, produce and distribute a customized comprehensive communications program for employees. The program may include multimedia informational materials, investment education and planning materials, access to the Trustee's homepage on the Internet and STAGES magazine. Additional fees for such services apply as mutually agreed upon between the Sponsor and the Trustee.

       2. Provide Fidelity PortfolioPlanner(SM), an internet-based educational service for participants that generates target asset allocations and model portfolios customized to investment options in the Plan(s) based upon methodology provided by Strategic Advisers, Inc., an affiliate of the Trustee. The Sponsor acknowledges that it has received the ADV Part II for Strategic Advisers, Inc. more than 48 hours prior to executing this Agreement.

G)     OTHER

       1. Perform non-discrimination limitation testing upon request. In order to obtain this service, the Sponsor shall be required to provide the information identified in the Fidelity Discrimination Testing Package Guidelines. Any fees and restrictions associated with this testing service shall be addressed in such Guidelines.

       2. Monitor and process required minimum distribution amounts ("MRD") as follows: the Trustee will notify the MRD participant and, upon notification from the MRD participant, will use the MRD participant's information to process the distribution. If the MRD participant does not respond to the Trustee's notification, the Sponsor directs the Trustee to automatically begin the required distribution for the participant.

       3. The Fidelity Participant Recordkeeping System is available on-line to the Sponsor via the Plan Sponsor Webstation ("PSW"). PSW is a graphical, Windows-based application that provides current plan and participant-level information, including indicative data, account balances, activity and history.

       4. De Minimus Distributions: After a participant terminates employment and is eligible for a distribution. Fidelity will determine whether the vested account balance exceeds $5,000, exceeded $5,000 at any prior distribution or in-service withdrawal date in the account history at Fidelity, or exceeds $5,000 at the end of the warning period (at least 30 days, but not more than 70 days, from the determination date). If not, Fidelity will process a mandatory and immediate cashout, subject only to the requirement to offer a rollover opportunity. The $5,000 threshold will increase or decrease as the IRS may from time to time amend this threshold in Internal Revenue Code Section 411(a)(11).

       5. Roll-In Processing. The Trustee shall process the qualification of rollover contributions to the Trust. The procedures for qualifying a rollover are directed by the Sponsor and the Trustee shall accept or deny each rollover based upon the Plan's written criteria and any written guidelines provided by the Administrator and documented in the Plan Administrative Manual, or, if none, as set forth below:

              To process a rollover request the participant must obtain the signature from the distributing plan, trustee or custodian, on the designated form, certifying that the monies distributed originally came from a qualified plan and have not been commingled with any non-eligible money. If a signature cannot be obtained a signed letter from the distributing plan, trustee or custodian on its Company letterhead will also be acceptable.

              Requests that do not meet the specified criteria will be returned to the participant with further an explanation as to why the request cannot be processed. If the Sponsor or the Trustee determine that a request is not a valid rollover, the fall amount of the requested rollover will be distributed to the participant.


SYBASE, INC.                             FIDELITY MANAGEMENT TRUST COMPANY

By:                                      By:
   -----------------------------------      ------------------------------------
                              Date          Vice President                Date

                                FORM 5500 SERVICE


Effective for Form 5500, applicable schedules and Summary Annual Report ("SAR") prepared for plan year ending month, date, 200_ and thereafter, Fidelity Management Trust Company/ FIIOC ("Fidelity") agrees to provide its Signature Ready Form 5500 Service ("Service"), in accordance with the following:

1.     The Sponsor hereby agrees to:

       a. If Fidelity's Non-Discrimination Testing ("NDT") services are used, submit NDT data by one and one half (1 1/2) months following the plan's year end, which will be performed pursuant to a separate Non Discrimination Testing Services Agreement;

       b. If Fidelity did not prepare the plan's prior year Form 5500, submit a copy of the most recent Form 5500 filed with the Internal Revenue Service ("IRS");

       c. If the plan's assets were transferred to Fidelity at any time during the plan year, submit a draft or final copy of the audited financial statements from the prior recordkeeper;

       d. Provide Fidelity with complete and accurate plan data in the required format, including a completed plan questionnaire ("Questionnaire") as soon as possible after the plan's year end but which may be no later than the last day of the 8th month following the plan's year-end (assuming a filing extension has been requested);

       e. In the event that Fidelity has not received all data required to complete a Form 5500 within five and one half (5 1/2) months after the plan year end, the Sponsor hereby authorizes Fidelity to prepare and execute IRS Form 5558 (Application for Extension) on behalf of the Plan Administrator and file Form 5558 with the IRS in order to obtain an extension of the filing deadline;

       f. Review, sign and mail the Form 5500 prepared by Fidelity to the IRS in a timely manner;

       g. Distribute the SAR to participants and beneficiaries in a timely manner;

       h. Elect the Service prior to the last day of the plan year for which the Form 5500 would be required; and

       i. Respond to and provide any other information, requested by Fidelity, related to the Form 5500.

2.     Fidelity hereby agrees to:

       a. Provide the Sponsor with the Questionnaire within one and one-half (1 1/2) months after the plan's year-end. Fidelity shall have no responsibility for verifying the authenticity or accuracy of the data submitted by the Sponsor on the Questionnaire;

       b. File Form 5558 to request an extension of time to file Form 5500 if all required data is not received from the Sponsor within five and one half (5 1/2) months after the plan's year end, as specified above;

       c. If all requested information is received later than 8 months after the plan's year-end (assuming a filing extension has been filed), Fidelity will not prepare your company's Form 5500. The Plan Sponsor shall be responsible for completing the Form 5500 for filing with the IRS. Fidelity shall not be held responsible for any late fees or penalties for incomplete filings caused by the Sponsor's delay, in the event that Fidelity does not receive the required information within 8 month's after the plan's year end;

       d. Provide the Sponsor with Form 5500 at least ten (10) days prior to the required filing date and SAR at least ten (10) days prior to the required mailing date assuming the plan sponsor has submitted the required documents and has met the filing deadlines as outlined in this agreement, which may be no later than the 8 month following the plan's year end;

       e. Respond to inquiries from the IRS received by the Sponsor, related to any Form 5500 prepared by Fidelity.

3. Fees related to this service are set out on Schedule "B" to the Agreement to which this schedule is attached and as follows: $1,000 per plan that submit all required information within 5 1/2 months following the plan's year end. $2,000 if all required information is received after 5 1/2 months following the plan's year-end. $100 per hour for any revisions requested by the plan sponsor after Fidelity has initially prepared and submitted the Form 5500 to the Sponsor.

SYBASE, INC.                              FIDELITY MANAGEMENT TRUST COMPANY

By:                                       By:
   ---------------------------------         -----------------------------------
                             Date            Vice President               Date

                                  SCHEDULE "B"

                                  FEE SCHEDULE


Annual Participant Fee:            $0 per participant* per year.

Enrollments by Phone:              Waived

Loan Fee:                          Establishment fee and annual fee waived for
                                   all outstanding loan accounts on April 30,
                                   2000 and on the first 200 loan accounts
                                   established per year. All loan accounts in
                                   addition to the first 200 per year shall be
                                   charged a one-time establishment fee of
                                   $75.00 per loan account.

Minimum Required Distribution:     Withdrawal fee waived for the first ten (10)
                                   MRD withdrawals per year.  Withdrawals in
                                   addition to the first ten (10) per year shall
                                   be charged $25.00 per participant per MRD
                                   withdrawal.#

In-Service Withdrawals by Phone:   Withdrawal fee waived for the first 100
                                   in-service withdrawals per year.  All
                                   in-service withdrawals in addition to the
                                   first 100 per year shall be charged $20.00
                                   per withdrawal.#

Plan Sponsor Webstation (PSW):     Two User I.D.'s provided free of charge.
                                   Each additional I.D., $500.00 per year.

Return of Excess Contribution Fee: $25.00 per participant, one-time charge per calculation and check generation.#

Non-Fidelity Mutual Funds:         Non-Fidelity Mutual Fund vendors shall pay
                                   service fees directly to Fidelity
                                   Institutional Retirement Services Company
                                   equal to a percentage (generally 25 or 35
                                   basis points) of plan assets invested in such
                                   Non-Fidelity Mutual Funds.

Signature Ready 5500:              Waived.


# SEE SCHEDULE "I" FOR PERFORMANCE STANDARDS.

* Other Fees: separate charges for optional non-discrimination testing, extraordinary expenses resulting from large numbers of simultaneous manual transactions, from errors not caused by the Trustee, reports not contemplated in this Agreement, corporate actions, or the provision of communications materials in hard copy which are also accessible to participants via electronic services in the event that the provision of such material in hard copy would result in an additional expense deemed to be material. The Administrator may direct the Trustee to withdraw reasonable administrative fees from the Trust by written direction to the Trustee.

Note: These fees have been negotiated and accepted based on the following Plan characteristics: current plan assets of $153.9 million, current participation of 3,200 participants, total Fidelity actively managed Mutual Fund assets of $52.2 million, total Non-Fidelity Mutual Fund assets of $74.6 million, and projected net cash flows of $5.0 million per year. Fees will be subject to revision if these Plan characteristics change significantly by either falling below or exceeding current or projected levels.

SYBASE, INC.                             FIDELITY MANAGEMENT TRUST COMPANY

By:                                      By:
   -------------------------------          ------------------------------------
                            Date            Vice President                Date

                                  SCHEDULE "C"

                               INVESTMENT OPTIONS


       In accordance with Section 4(b), the Named Fiduciary hereby directs the Trustee that participants' individual accounts may be invested in the following investment options:

       -      Fidelity Retirement Money Market Portfolio
       -      Fidelity Equity-Income Fund
       -      Fidelity Fund
       -      Spartan(R) U.S. Equity Index Fund
       -      PIMCO Total Return Fund - Administrative Class
       -      PAX World Fund
       -      MFS Mass Investors Trust - Class A
       -      Undiscovered Behavioral Growth Fund - Investors Class
       -      Templeton Foreign Fund A
       -      Putnam International Growth Fund - Class A

       The Named Fiduciary hereby directs that the investment option referred to in Section 4(c) shall be Fidelity Retirement Money Market Portfolio.

SYBASE, INC.

By:
   -----------------------------
                           Date

                                  SCHEDULE "D"



April 14, 2000

Ms. Kim McCausland
Fidelity Investments Institutional Operations Company, Inc.
82 Devonshire Street-MM3H
Boston, Massachusetts 02109

                            SYBASE, INC. 401(k) PLAN

Dear Ms. McCausland:

       This letter is sent to you in accordance with Section 7(b) of the Trust Agreement, dated as of May 1, 2000, between Sybase, Inc. and Fidelity Management Trust Company. I hereby designate Selam Legesse, Eileen Seeto-Collins, and Janet Niwa, as the individuals who may provide directions, on behalf of the Administrator, upon which Fidelity Management Trust Company shall be fully protected in relying. Only one such individual need provide any direction. The signature of each designated individual is set forth below and certified to be such.

       You may rely upon each designation and certification set forth in this letter until I deliver to you written notice of the termination of authority of a designated individual.

                                             Very truly yours,


                                             Dan Carl


--------------------------
Selam Legesse


--------------------------
Eileen Seeto-Collins


--------------------------
Janet Niwa

                                  SCHEDULE "E"


April 14, 2000

Ms. Kim McCausland
Fidelity Investments Institutional Operations Company, Inc.
82 Devonshire Street - MM3H
Boston, Massachusetts 02109

                            SYBASE, INC. 401(k) PLAN

Dear Ms. McCausland:

       This letter is sent to you in accordance with Section 7(c) of the Trust Agreement, dated as of May 1, 2000, between Sybase, Inc. and Fidelity Management Trust Company. I hereby designate Nita White-Ivy, Dan Carl, and Scott Irey as the individuals who may provide directions, on behalf of the Named Fiduciary, upon which Fidelity Management Trust Company shall be fully protected in relying. Only one such individual need provide any direction. The signature of each designated individual is set forth below and certified to be such.

       You may rely upon each designation and certification set forth in this letter until I deliver to you written notice of the termination authority of a designated individual.

                                             Very truly yours,



                                             Dan Carl

--------------------------
Nita White-Ivy


--------------------------
Dan Carl


--------------------------
Scott Irey

                               ORRICK, HERRINGTON
                                 & SUTCLIFFE LLP


                                  May 24, 2000
Internet                                                            Direct Dial
rag@orrick.com                                                    (415) 773-5424


VIA FEDERAL EXPRESS

Administrative Committee under the
  Sybase, Inc. 401(k) Plan
c/o Ms. Eileen Collins
Human Resources Department
Sybase, Inc.
6425 Christie Avenue
Emeryville, CA 94608

       Re: QUALIFIED STATUS OF THE SYBASE, INC. 401(k) PLAN (THE "PLAN")

Ladies/Gentlemen:

       Pursuant to the trust agreement for the Plan, and which is to be executed by Sybase, Inc. ("Sybase"), as sponsor of the Plan, and Fidelity Management Trust Company, as trustee ("Fidelity"), you have asked for our opinion regarding the qualified status of the Plan.

       The qualified status of a profit sharing or other retirement plan (including a profit sharing plan which includes a cash or deferred arrangement), such as the Plan, can be confirmed in advance by applying for a determination letter from the Internal Revenue Service (the "IRS"). Such a determination letter relates only to a plan's status as a qualified plan under the Internal Revenue Code of 1986, as amended (the "Code"), and further relates to the provisions of the Plan document and its related trust agreement and not to its operation. Therefore, this opinion is similarly limited.

       You have advised us that Sybase has not yet applied for a determination letter regarding the qualified status of the Plan under legislation subsequent to the Tax Reform Act of 1986. We understand the Plan was adopted effective as of January 1, 1998. We further understand that Sybase will apply for a determination letter regarding the Plan within the remedial amendment period applicable to the Plan. You have advised us (and we assume for present purposes) that Sybase intends to adopt all such amendments to the Plan (or its related trust agreement) as may be necessary or appropriate in order to assure that it will obtain the favorable determination letter described above, or (in the alternative) to seek a favorable determination from the United States Tax Court and to appeal any adverse judicial decision, or (lastly) to discontinue the Plan.

Administrative Committee under
the Sybase, Inc. 401(k) Plan
May 24, 2000
Page Two


       You have asked that our opinion confirm that the provisions of the written document constituting the Plan comply with the pertinent qualification requirements of section 401(a) and related provisions of the Code. We have reviewed the provisions of the Plan document. The compliance of the Plan with the qualification requirements of section 401(a) and related provisions of the Code is determinable as to form (but not as to operation) on the basis of the formal plan and trust documents. Moreover, determinations as to the Plan's compliance with such requirements are made in the first instance by the IRS and ultimately by the courts.

       Subject to the foregoing and based on Sybase's assurances (described above) regarding the determination letter application to be filed with respect to the Plan, it is our opinion that the provisions of the Plan document comply in all material respects, or will so comply if retroactively amended as described above, with the qualification requirements of section 401(a) and related provisions of the Code. We hereby consent to your release, of a copy of this opinion to Fidelity or Fidelity Investments Institutional Operations Company, Inc. (as applicable) and its counsel (but to no other person without our consent).

                                        Very truly yours,

                                        ORRICK, HERRINGTON & SUTCLIFFE LLP

                                        By:
                                           -------------------------------------
                                           Richard A. Gilbert

cc:  Glenn Germanowski

                                  SCHEDULE "G"

                               EXCHANGE GUIDELINES


The following exchange guidelines are currently employed by Fidelity Investments Institutional Operations Company, Inc. ("FIIOC").

Exchange hours, via a participant service representative, are 8:30 a.m. ET to 8:00 p.m. in the participant's time zone in the continental United States on each business day. A "business day" is any day on which the New York Stock Exchange ("NYSE") is open.

Exchanges via VRS and the internet may be made virtually 24 hours a day.

FIIOC reserves the right to change these exchange guidelines at its discretion.

Note: The NYSE's normal closing time is 4:00 p.m. ET; in the event the NYSE alters its closing time, all references below to 4:00 p.m. ET shall mean the NYSE closing time as altered.

                               INVESTMENT OPTIONS

       EXCHANGES BETWEEN INVESTMENT OPTIONS

       Participants may call on any business day to exchange between the investment options. If the request is confirmed before 4:00 p.m. ET, it will receive that day's trade date. Requests confirmed after 4:00 p.m. ET will be processed on a next business day basis.


SYBASE, INC.

By:
    ---------------------------------
                              Date

                                  SCHEDULE "H"

              OPERATIONAL GUIDELINES FOR NON-FIDELITY MUTUAL FUNDS

PRICING
By 7:00 p.m. Eastern Time ("ET") each Business Day, the Non-Fidelity Mutual Fund Vendor (Fund Vendor) will input the following information ("Price Information") into the Fidelity Participant Recordkeeping System ("FPRS") via the remote access price screen that Fidelity Investments Institutional Operations Company, Inc. ("FIIOC"), an affiliate of the Trustee, has provided to the Fund Vendor:
(1) the net asset value for each Fund at the Close of Trading, (2) the change in each Fund's net asset value from the Close of Trading on the prior Business Day, and (3) in the case of an income fund or funds, the daily accrual for interest rate factor ("mil rate"). FIIOC must receive Price Information each Business Day (a "Business Day" is any day the New York Stock Exchange is open). If on any Business Day the Fund Vendor does not provide such Price Information to FIIOC, FIIOC shall pend all associated transaction activity in the Fidelity Participant Recordkeeping System ("FPRS") until the relevant Price Information is made available by Fund Vendor.

TRADE ACTIVITY AND WIRE TRANSFERS
By 7:00 a.m. ET each Business Day following Trade Date ("Trade Date plus One"), FIIOC will provide, via facsimile, to the Fund Vendor a consolidated report of net purchase or net redemption activity that occurred in each of the Funds up to 4:00 p.m. ET on the prior Business Day. The report will reflect the dollar amount of assets and shares to be invested or withdrawn for each Fund. FIIOC will transmit this report to the Fund Vendor each Business Day, regardless of processing activity. In the event that data contained in the 7:00 a.m. ET facsimile transmission represents estimated trade activity, FIIOC shall provide a final facsimile to the Fund Vendor by no later than 9:00 a.m. ET. Any resulting adjustments shall be processed by the Fund Vendor at the net asset value for the prior Business Day.

The Fund Vendor shall send via regular mail to FIIOC transaction confirms for all daily activity in each of the Funds. The Fund Vendor shall also send via regular mail to FIIOC, by no later than the fifth Business Day following calendar month close, a monthly statement for each Fund. FIIOC agrees to notify the Fund Vendor of any balance discrepancies within twenty (20) Business Days of receipt of the monthly statement.


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For purposes of wire transfers, FIIOC shall transmit a daily wire for aggregate purchase activity and the Fund Vendor shall transmit a daily wire for aggregate redemption activity, in each case including all activity across all Funds occurring on the same day.

PROSPECTUS DELIVERY
FIIOC shall be responsible for the timely delivery of Fund prospectuses and periodic Fund reports ("Required Materials") to Plan participants, and shall retain the services of a third-party vendor to handle such mailings. The Fund Vendor shall be responsible for all materials and production costs, and hereby agrees to provide the Required Materials to the third-party vendor selected by FIIOC. The Fund Vendor shall bear the costs of mailing annual Fund reports to Plan participants. FIIOC shall bear the costs of mailing prospectuses to Plan participants.

PROXIES
The Fund Vendor shall be responsible for all costs associated with the production of proxy materials. FIIOC shall retain the services of a third-party vendor to handle proxy solicitation mailings and vote tabulation. Expenses associated with such services shall be billed directly to the Fund Vendor by the third-party vendor.

PARTICIPANT COMMUNICATIONS
The Fund Vendor shall provide internally-prepared fund descriptive information approved by the Funds' legal counsel for use by FIIOC in its written participant communication materials. FIIOC shall utilize historical performance data obtained from third-party vendors (currently Morningstar, Inc., FACTSET Research Systems and Lipper Analytical Services) in telephone conversations with plan participants and in quarterly participant statements. The Sponsor hereby consents to FIIOC's use of such materials and acknowledges that FIIOC is not responsible for the accuracy of such third-party information. FIIOC shall seek the approval of the Fund Vendor prior to retaining any other third-party vendor to render such data or materials under this Agreement.

COMPENSATION
FIIOC shall be entitled to fees as set forth in a separate agreement with the Fund Vendor.


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                                  SCHEDULE "I"

                              PERFORMANCE STANDARDS


       The standards set forth in this Schedule shall apply to the performance of certain administrative services under this Agreement. The Trustee and the Sponsor agree that these standards shall not be in effect, for purposes of determining any penalty, until the completion of the initial conversion of the Plan and will not apply to any corporate actions until they have fully converted to the Trustee.

1.     PHONE SERVICES

       A.     Standards.

              (1) Participants' calls shall be answered within no greater than 20 seconds, 85% of the time. A penalty shall apply in the event that participants' calls are answered within no greater than 20 seconds, less than or equal to 80% of the time.

              (2) No greater than 3% of participants' calls shall be abandoned. A penalty shall apply in the event that greater than or equal to 5% of participants' calls are abandoned.

       B.     Exceptions.

              The call abandonment rate referenced above shall not apply to calls abandoned in the first 20 seconds of the call.

2.     PARTICIPANT STATEMENTS & CHECKS

       A.     Standards

              (1) Participant quarterly statements shall be mailed within 20 calendar days following the close of the calendar quarter. A penalty shall apply in the event that such statements are mailed more than 20 calendar days following the close of the calendar quarter.

              (2) Participant checks shall be mailed within 5 calendar days of processing. A penalty shall apply in the event that such checks are mailed more than 5 calendar days from the date of processing.

              Note: The date of processing is the day in which the transaction is processed during a nightly update cycle on our recordkeeping system. This time frame is not associated with the date in which the request was made.


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       B.     Exceptions

              Committee or third party delays which cause Trustee's delay, including but not limited to Sybase's failure to provide information to the Trustee within the time frames set forth in the Plan Administrative Manual or time frames as otherwise agreed to by the parties in writing.

3.     PLAN SPONSOR REPORTS

       A.     Standards

              (1) Trial Balance Reports shall be mailed within 20 calendar days following the close of the month. A penalty shall apply in the event that such Trial Balance Reports are mailed more than 20 calendar days following the close of the month.

              (2) Administrative Reports shall be mailed within 20 calendar days following the close of the calendar quarter. A penalty shall apply in the event that such Administrative Reports are mailed more than 20 calendar days following the close of the calendar quarter.

       B.     Exceptions

              Committee or third party delays which cause the Trustee's delay, including but not limited to Sybase's failure to provide information to the Trustee within the time frames set forth in the Plan Administrative Manual or time frames as otherwise agreed to by the parties in writing.

The performance standards set forth above will be reviewed on a semi-annual basis by the Sponsor and the Trustee. If during any one semi-annual review period the Trustee has failed to meet any of these performance standards, the Trustee shall waive the fees (as set forth on Schedule "B") for the services listed below during the subsequent six (6) month period, as follows:

       RETURN OF EXCESS CONTRIBUTIONS

       FEE WAIVER: This fee will be waived for all Return of Excess checks processed during the subsequent six (6) month period, not to exceed a total of 100 Return of Excess checks during a calendar year period. Each check beyond 100 during a calendar year will be assessed the $25 charge.

       MINIMUM REQUIRED DISTRIBUTION

       FEE WAIVER: This fee will be waived for all Minimum Required Distribution checks processed during the subsequent six (6) month period, not to exceed a total often (10) Minimum Required Distribution checks during a


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                   calendar year period. Each check beyond ten (10) during a
                   calendar year will be assessed the $25 charge.

       IN-SERVICE WITHDRAWALS BY PHONE

       FEE WAIVER: This fee will be waived for all In-Service Withdrawal checks processed during the subsequent six (6) month period, not to exceed a total of 100 In-Service Withdrawal checks during a calendar year period. Each check beyond 100 during a calendar year will be assessed the $20 charge.


SYBASE, INC.                              FIDELITY MANAGEMENT TRUST COMPANY

By:                                       By:
   -------------------------------           -----------------------------------
                            Date             Vice President              Date


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